Exhibit 10.27

Scott’s Liquid Gold-Inc.

Employee Stock Ownership Plan

and Trust Agreement

(Amended and Restated Effective January 1, 2012)

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials.  To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

Scott’s Liquid Gold-Inc.
Employee Stock Ownership Plan and Trust Agreement

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Scott’s Liquid Gold-Inc.
Employee Stock Ownership Plan and Trust Agreement

(Amended and Restated Effective January 1, 2012)

Introduction

Scott’s Liquid Gold-Inc., a Colorado corporation (the “Plan Sponsor”), originally adopted the Scott’s Liquid Gold‑Inc. Employee Stock Ownership Plan (the “Plan”), effective October 3, 1978, for the exclusive benefit of its employees and their beneficiaries.  The Plan Sponsor hereby amends and restates the Plan, effective January 1, 2012, as required to submit the Plan to the Internal Revenue Service for a favorable determination letter under Cycle A.

The Plan is intended to qualify as an employee stock ownership plan under Code Section 4975.  The Plan shall be a stock bonus plan that is designed to invest primarily in qualifying employer securities.  The primary purpose of the Plan is to enable employees to obtain a proprietary interest in the Employer by the acquisition of Employer stock.

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ARTICLE 1.
DEFINITIONS

1.1	Account shall mean the separate account or one or more separate accounts which the Trustee shall maintain for a Participant under the Plan.
1.2

Annual Addition shall mean the sum, as allocated on behalf of a Participant for a limitation year under any qualified plan sponsored by the Employer, of (a) Employer Contributions, (b) forfeitures and (c) Employee contributions.

1.3

Beneficiary shall mean any individual, trust, estate or other recipient properly designated by the Participant pursuant to the procedures required by the Committee to receive Death benefits payable under the Plan, on either a primary or contingent basis.  A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed such benefit to such Beneficiary.  For purposes of the required minimum distribution rules, Beneficiary means the individual who is designated as the Beneficiary under Section 6.7 and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)‑1, Q&A-4.

1.4

Break in Service shall mean a Plan Year in which an employee has not completed more than 500 Hours of Service and during which the employee was not on a Leave of Absence.  Solely for purposes of determining whether, for vesting purposes, a Break in Service has occurred, an employee who is absent from work because for a maternity or paternity leave shall receive credit for the Hours of Service that would otherwise have been credited to such employee but for such absence, or if such hours cannot be determined, eight Hours of Service per day for such absence.  Hours of Service credited under this paragraph will be credited in the Computation Period in which such absence commences or, if not necessary to prevent a Break in Service in such period, in the immediately following Computation Period.  Hours of Service credited to the employee under this subsection shall only be credited upon receipt by the Committee of such timely information as may be reasonably required to establish the existence and duration of such absence.

For purposes of this definition, “employee” shall mean all employees of the Employer and the Related Group, regardless of whether such person is eligible to participate in the Plan and regardless of whether the employer is participating in the Plan, to the extent required by Code Section 411(a)(6).

1.5	Code shall mean the Internal Revenue Code of 1986, as amended.
1.6	Committee shall mean the committee appointed by the Plan Sponsor to administer this Plan pursuant to Article 9.
1.7

Compensation shall mean the Employee’s earned income and wages within the meaning of Code Section 3401(a) and all other payments of remuneration to the Employee by the Employer in the course of the Employer’s trade or business, for which the Employer is required to furnish the Employee a Form W-2 or such other similar written statement pursuant to Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. For purposes of allocation of Employer Contributions under Section 5.2, Compensation shall be limited to

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Compensation earned during the portion of the Plan Year in which the Employee was a Participant.  For purposes of calculating Compensation under the Plan (except as specifically provided herein), “Employer” shall mean the Plan Sponsor and all members of the Related Group (as modified by Code Section 415(h)), regardless of whether they are Participating Employers.

(a)

Inclusions.  Compensation shall include, to the extent and for the purposes required to comply with the definition of “compensation” under Code Section 415(c)(3), Employer contributions which are not includible in the gross income of the Employee under Code Section 125 (salary deferrals under a cafeteria plan), 132(f) (qualified transportation expenses) or 402(a)(8) (salary deferrals under a Code Section 401(k) plan).  Compensation shall also include, effective for limitation years beginning on or after June 30, 2007:

(1)

back pay, within the meaning of Regulation Section 1.415(c)-2(g)(8), which shall be treated as Compensation for the year to which the back pay relates, to the extent the back pay represents wages and compensation that would otherwise be included in this definition of Compensation; and

(2)	amounts paid by the later of 2½ months after a severance from service or the end of the Plan Year that includes the severance from service date, if the payment is:
(A)

regular compensation for services performed during regular working hours, or compensation for services performed outside the regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(B)	absent a severance from service, the payments would have been paid while the Participant continued in employment with Employer; and
(3)

amounts paid by the later of 2½ months after a severance from service or the end of the Plan Year that includes the severance from service date, if the payment is for unused accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued.

(4)	Effective January 1, 2009, amounts that represent “differential wage payments” within the meaning of Code Section 414(u)(12) shall be included in Compensation.
(b)	Exclusions. Compensation shall not include amounts paid by the Employer to an Employee who is Disabled.
(c)

Annual Compensation Limit.  Compensation shall not exceed the limitation under Code Section 401(a)(17), which is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17).  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the

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Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
1.8

Computation Period shall mean, for purposes of determining eligibility, a 12‑consecutive-month period, beginning on an Employee’s Date of Employment, or any succeeding 12‑consecutive-month period, beginning with the Plan Year which includes the first anniversary of the Employee’s Date of Employment.  For purposes of determining vesting, Computation Period shall mean the Plan Year.

1.9	Date of Employment shall mean the date on which an Employee first completes an Hour of Service with the Employer.
1.10	Date of Reemployment shall mean the date on which an Employee first completes an Hour of Service with the Employer after a Break in Service.
1.11	Death shall mean the death or disappearance of a Participant resulting in the issuance of a death certificate or declaration of death, as applicable.
1.12

Disability or Disabled shall refer to a disability which permanently renders a Participant unable to perform satisfactorily the usual duties of his or her employment with the Employer, as determined by the Committee in a uniform and nondiscriminatory manner, and which results in his or her termination of employment with the Employer.  The Committee may make such determination after consideration of a report by a physician selected by the Committee.

1.13

Effective Date of this restatement shall mean January 1, 2012.  The Plan Sponsor is adopting this Plan in substitution for and as amendment and restatement of an existing plan, the original plan being adopted as of October 3, 1978.  The provisions of this restatement shall apply solely to an Employee who performs an Hour of Service for the Employer on or after January 1, 2012.  If an earlier effective date for a provision in this restated Plan applies, the provision is effective as of the earlier date notwithstanding the general January 1, 2012 effective date.

1.14

Employee shall mean any individual who is employed by the Employer and, effective January 1, 2009, any individual receiving “differential wage payments” within the meaning of Code Section 414(u)(12), but excluding (a) any individual who is classified as an agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar agreement with the Employer, regardless of whether such person has or is later determined to have an employer-employee relationship with the Employer and regardless of any classification as a common law employee by the Internal Revenue Service or any other governmental agency or any court of competent jurisdiction; and (b) any individual who provides services to the Employer under a contract between the Employer and a temporary help firm, employee leasing company, technical services firm, outsourcing company, professional employer organization or similar entity.

1.15	Employer shall mean the Plan Sponsor. Employer shall also include any Participating Employer, except as otherwise indicated or interpreted by the Committee in its sole discretion.

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1.16	Employer Contributions shall mean contributions made to the Trust by the Employer according to Section 4.1.
1.17	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
1.18	Highly Compensated Employee shall mean:
(a)

Any Employee who (1) was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or preceding year, or (2) for the preceding year, had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)).

(b)

A former Employee shall be treated as a Highly Compensated Employee if: (1) such Employee was a Highly Compensated Employee when such Employee severed employment, or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

(c)

For purposes of this section, compensation shall mean compensation within the meaning of Code Section 415(c)(3).  The determination shall be made without regard to the Code Section 401(a)(17) limitation.

(d)	The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and applicable Regulations.
1.19	Hours of Service shall mean hours computed according to the following rules:
(a)	Hours of Service.
(1)

Paid Duty.  Each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.  Such Hours of Service shall be credited to the Employee for the Computation Period during which the duties are performed, irrespective of when payment is made.

(2)

Paid Non-Duty.  Each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that Hours of Service shall not be credited by reason of payment of unemployment or worker’s compensation or by reason of reimbursement for medical expenses; and provided further that no more than 501 Hours of Service shall be credited under this section with respect to any single continuous period when the Employee performs no services.

(3)	Back Pay. Each Employee shall be credited with one Hour of Service for each hour for which back pay is awarded or agreed to, irrespective of mitigation of damages.

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The Committee shall not credit an Hour of Service under more than one of the above classifications described in subsections (1), (2) and (3).

(b)

Method of Counting.  The number of Hours of Service to be credited to an Employee shall be determined solely by reference to the Employer’s internal records and shall be calculated on the basis of actual hours for which the Employee is paid or entitled to payment.  If such actual hours cannot be determined, the number of Hours of Service will be calculated using 45 Hours of Service for each week during which the Employee would be required to be credited with at least one Hour of Service under Regulation Section 2530.200b-2.

(c)

Special Rules.  The number of Hours of Service credited to an Employee for a period of time during which no duties are performed, and the Computation Periods to which such Hours of Service are credited, shall be determined in accordance with Regulation Sections 2530.200b-2(b) and (c), which Regulations are incorporated in this section by this reference.  To the extent required by law, the Committee shall credit Hours of Service the Employee completes for members of the Related Group and shall credit Hours of Service the Employee completed as a leased employee within the meaning of Code Section 414(n).

1.20

Leave of Absence shall mean any absence of not over 12 months approved by the Employer in accordance with reasonable nondiscriminatory standards and policies consistently applied by the Employer, including any absence from work for service in the U.S. armed forces (other than career military service).  Any Leave of Absence must be given in advance and may be canceled at any time in the discretion of the Employer.

1.21

Normal Retirement Date shall mean the later of (a) the date on which the Participant attains age 65, or (b) the 5th anniversary of the last day of the first Plan Year in which the Participant entered the Plan.

1.22

Participant shall mean any Employee who has entered the Plan in accordance with the provisions of Article 2.  An Employee who becomes a Participant shall remain a Participant under the Plan until the Trustee has fully distributed the Participant’s Account.

1.23	Participating Employer shall mean any member of the Related Group which has adopted this Plan.
1.24	Plan shall mean the Scott’s Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement.
1.25	Plan Entry Date shall mean January 1 and July 1 of each Plan Year.
1.26	Plan Sponsor shall mean Scott’s Liquid Gold-Inc. and its successors.
1.27

Plan Year shall mean the calendar year.  The Plan Year shall be the limitation year.    If the Plan is terminated effective as of a date other than the last day of the Plan Year, the Plan shall be treated as if the Plan was amended to change its Plan Year.  As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit shall be prorated under the short limitation year rules.

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1.28	Regulation shall mean any rule or regulation promulgated by the Secretary of the Department of the Treasury, Department of Labor or their delegates.
1.29

Related Group shall mean a controlled group of corporations, trades or businesses (whether or not incorporated) which are under common control, an affiliated service group, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and applicable Regulations.  If the Employer is a member of a Related Group, the Plan shall treat all Employees of the members of such Related Group as if employed by a single employer.  Solely for purposes of applying the Code Section 415 limitations of Article 5, the Plan Administrator shall determine any Related Group by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).  For purposes of Article 5, the Related Group will be determined by substituting the phrase “more than 50%” for the phrase “at least 80%” each place it appears in the above-referenced Code Sections.

1.30

Spouse shall mean the legal spouse of the Participant, provided that a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

1.31	Stock shall mean the common stock of the Plan Sponsor.
1.32	Trust shall mean the legal entity created by the Plan Sponsor under this Plan that holds the funds and property of every kind held or acquired by the Trustee under the Plan.
1.33	Trustee shall mean the person or persons named herein or any person who accepts the position of Trustee in writing pursuant to Article 9.
1.34	Valuation Date shall mean December 31 of each Plan Year and each additional date on which the Trustee values the Trust.
1.35

Vested shall mean nonforfeitable, such that a claim obtained by a Participant or Beneficiary to that part of an immediate or deferred benefit hereunder arises from the Participant’s service with the Employer, that is unconditional and that is legally enforceable against the Plan.

1.36	Year of Service shall mean any Computation Period during which the Employee completes 1,000 Hours of Service.

*  *  *  *  End of Article 1  *  *  *  *

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Article 2.
EMPLOYEES ENTITLED TO PARTICIPATE

2.1	Eligibility to Enter Plan.
(a)	Each Employee who was a Participant immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date.
(b)	Each Employee shall become a Participant as of the Plan Entry Date following the later of the date:
(1)	on which the Employee completes one Year of Service, or
(2)	the Employee attains age 21;

unless the Employee has a severance from employment with the Employer and has not returned to service prior to such Plan Entry Date.

2.2

Participation after Reemployment.  A Participant who has a severance from service with the Employer shall again become a Participant on his or her Date of Reemployment.  An Employee who satisfies the eligibility requirements of Section 2.1, but who has a severance from employment with the Employer prior to becoming a Participant, shall become a Participant as of the later of the Plan Entry Date on which the Employee would have entered the Plan had he or she not severed employment or his or her Date of Reemployment.  An Employee who has a severance from employment with the Employer prior to satisfying the eligibility requirements of Section 2.1 shall become a Participant in accordance with Section 2.1.

2.3

Change in Employee Status.  If a Participant does not have a severance from employment, but is not an Employee or ceases to be an Employee by reason of an employment classification, then during the period such Participant is not an Employee, the Committee shall not allocate Employer Contributions or forfeitures to the Participant’s Account except to the extent the Participant rendered services for the Employer as an Employee.  A Participant who is no longer an Employee shall participate immediately upon again becoming an Employee.  An Employee who satisfied the eligibility requirements of Section 2.1, but who ceased to be an Employee prior to becoming a Participant, shall become a Participant on the later of the Plan Entry Date on which the Employee would have entered the Plan had he or she not ceased to be an Employee or the Plan Entry Date following the date on which he or she again becomes an Employee.

2.4

Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

2.5

Notification of Eligibility.  The Committee shall notify each Employee when he or she becomes a Participant.  Participation shall give an Employee only such rights as are set forth in the Plan, as amended from time to time, and shall in no way prejudice the Employer’s right to discharge any Employee.

*  *  *  *  End of Article 2  *  *  *  *

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Article 3.
SERVICE; VESTING; FORFEITURES

3.1	Service Crediting Method. All Employees shall be credited with service pursuant to the Hours of Service method.
3.2	Vested Percentage. A Participant’s Account shall become Vested as follows:
(a)	Each Participant shall fully vest in Employer Contributions made to his or her Account prior to January 1, 2007 upon completion of five Years of Service.
(b)	Each Participant shall fully vest in Employer Contributions made to his or her Account on or after January 1, 2007 upon completion of three Years of Service.
(c)	Notwithstanding the foregoing, a Participant’s Vested percentage will be 100% upon the occurrence of any one of the following events:
(1)	attainment of Normal Retirement Date while employed by the Employer;
(2)	severance from service due to Death (including the Participant’s death while performing qualified military service) or Disability;
(3)	termination or partial termination of the Plan affecting the Participant; or
(4)	complete discontinuance of Employer Contributions.
3.3

Related Employers.  For purposes of determining whether an Employee has completed a Year of Service, incurred a Break in Service, had a severance from employment, or met the participation requirements, service with the Plan Sponsor shall be deemed to include service with the Related Group only with respect to the Employee’s service during the time that the other trades or businesses are or were actually under common control with the Plan Sponsor within the meaning of Code Section 414.

3.4	Reinstatement of Service Upon Reemployment. If a Participant is reemployed following a severance from service with the Employer, the following rules shall apply:
(a)

Benefits Accrued After Reemployment.  If a Participant incurs a number of consecutive Breaks in Service that equals or exceeds the greater of five or the aggregate number of the Years of Service prior to the Break in Service, the Participant’s Years of Service credited prior to the Break in Service shall be excluded in determining the Participant’s Vested percentage in benefits accrued after the Date of Reemployment, provided that the Participant’s Vested percentage in his or her Account is zero at the time the Participant incurs the Break in Service.  The aggregate number of the Years of Service prior to a Break in Service does not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

(b)	Benefits Accrued Before Reemployment. If a Participant incurs five consecutive Breaks in Service, Years of Service after the five consecutive Breaks in Service shall

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not be counted in order to increase the Participant’s Vested percentage with respect to Employer Contributions earned prior to the five consecutive Breaks in Service.

An Employee shall not have fewer Years of Service credited to him or her for vesting purposes than he or she would have had under the prior plan document as of the date this restatement is executed.

3.5

Forfeiture of Non-Vested Amounts.  If a Participant has a severance from service before becoming fully vested for reasons other than Death, Disability, or reaching Normal Retirement Date, and subsequently receives a distribution of his or her Vested Account or incurs five consecutive Breaks in Service, the amount of the Participant’s Account that is not Vested shall be forfeited and applied in accordance with Section 3.7.  A Participant who is 0% Vested upon a severance from employment shall be deemed to have received a distribution of his or her Vested Account in the Plan Year that includes the severance from employment date.  The forfeiture shall take place on the earlier of:

(a)	the last day of the Plan Year in which the Participant receives a distribution of his or her Vested Account, or
(b)	the last day of the Plan Year in which the Participant first incurs five consecutive Breaks in Service.
3.6

Restoration of Forfeited Amounts.  If a Participant who has received a deemed distribution of zero shares of Stock on account of severance from service with the Employer before becoming Vested again becomes an eligible Employee prior to a period of five consecutive Breaks in Service, the forfeited number of shares of Stock shall be restored, without interest, to such Participant’s Account.

3.7

Application of Forfeitures.  Forfeitures arising during a Plan Year that are not used to restore a Participant’s Account as of the last day of such Plan Year shall be used, upon the election of the Employer, for any of the following purposes: (a) to reduce the Employer Contributions on behalf of Participants for the Plan Year or the following Plan Year in which occurs the event causing the forfeitures, (b) to pay the reasonable expenses of administering the Plan, and (c) to be allocated to Participants as of the last day of the Plan Year as Employer Contributions pursuant to Section 5.2.  Forfeitures under this Plan shall be available as provided under this subsection without regard to which Employer contributed such assets.

*  *  *  *  End of Article 3  *  *  *  *

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Article 4.
CONTRIBUTIONS TO THE TRUST

4.1	Employer Contributions.
(a)	Form and Amount of Contribution. The Employer shall be entitled to contribute to the Trust a sum in cash or in Stock, in such amount as determined in the sole discretion of the Employer.
(b)

Deduction Limit.  In no event shall the amount of Employer Contributions exceed the maximum deductible contribution pursuant to Code Section 404 for the Plan Year for which the contribution is being made.  If Employer Contributions exceed the deductible contribution limit in any Plan Year, the Employer may instruct the Trustee to return the excess, non-deductible contribution in accordance with Section 13.2.

(c)

Timing.  Employer Contributions shall be paid by the Employer to the Trust not later than the due date of the Employer’s federal income tax return for the year (including extensions), or within such other maximum period as may be designated from time to time by the Code as the period within which Employer Contributions may be deducted from income tax for the year.

4.2

Make-Up Contributions.  The Employer may make special make-up contributions to the Plan, if necessary, if there are insufficient forfeitures under the Plan to restore Participant Accounts according to Section 3.5, or if a mistake or omission in the allocation of Employer Contributions is discovered and is not be corrected by revising prior allocations.

4.3

Participant Contributions.  Participants shall not be required, nor shall they be permitted, to make any contributions to the Trust, nor shall the Trustee accept any rollover contributions from any Participant.

*  *  *  *  End of Article 4  *  *  *  *

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Article 5.
ALLOCATIONS TO ACCOUNTS

5.1

Participant Accounts.  On the date an Employee first commences participation in the Plan, the Committee shall open a separate bookkeeping account for such Employee.  The Account for each Participant shall indicate the dollar value of, and shares allocated to, the Account as of the last previous Valuation Date.  At least annually, the Committee shall provide to each Participant a written statement setting forth the current value of the Participant’s Account.  Stock will be allocated to Participant Accounts in shares and fractions of shares.

5.2

Allocation of Contributions.  The Committee, as of each Valuation Date, shall allocate Employer Contributions to the Account of each Participant who is employed by the Employer on the last day of the Plan Year and had completed a Year of Service during such Plan Year; provided, however, that if the Participant has a severance from service prior to the last day of the Plan Year, he or she shall receive an allocation of Employer Contributions if such Participant completed 1,000 Hours of Service prior to termination of employment and such termination of employment was on account of Death or Disability or occurred on or after the Participant’s Normal Retirement Date.  Employer Contributions shall be allocated to eligible Participants in the same proportion that each such Participant’s Compensation for the Plan Year bears to the Compensation of all Participants for the Plan Year.  A Participant’s Compensation shall include Compensation from all Participating Employers, irrespective of which Employers are contributing to the Plan.

5.3

Suspension of Allocation Requirements.  If the Plan fails to satisfy the coverage test of Code Section 410(b) for any Plan Year, the Plan shall suspend the requirements of Section 5.2 (“allocation requirements”) for Includible Employees who are Participants in the following order, until the Plan satisfies the coverage test for such Plan Year:

(a)

The Includible Employees employed with the Employer on the last day of the Plan Year, beginning with the Includible Employees with the greatest number of Hours of Service for the Plan Year, followed by Includible Employees in descending order based on Hours of Service for the Plan Year; and

(b)

the Includible Employees who have the latest severance from service date during the Plan Year, continuing in descending order for each Includible Employee who incurred an earlier severance from service date, from the latest to the earliest date during the Plan Year.

If two or more Includible Employees have the same number of Hours of Service or have the same severance from service date, the Plan will suspend the allocation requirements for all such Includible Employees, irrespective of whether the Plan can satisfy the coverage test by allocating benefits for fewer than all such Includible Employees.

For purposes of this Section 5.3, “Includible Employees” shall mean all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in Code Section 410(b)(3) or by reason of the age and service requirements of Section 2.1;

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and (2) any Employee who has a severance from employment during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year.

5.4	Allocation of Stock Dividends, Splits, Rights.
(a)

Stock Dividends and Splits.  If the Trust receives Stock as a result of a Stock split or Stock dividend on Stock held in a Participant’s Account, such Stock shall be allocated as of the Valuation Date coincident with or following the date of such split or dividend.  The amount of Stock received will be allocated to Participant Accounts in the same ratio as the number of shares held in each Participant’s Account bears to the total number of shares held in the Accounts of all Participants.

(b)

Non-Stock Dividends.  As provided by Code Section 404(k)(2), cash or property (other than Stock) received by the Trust as a result of a dividend on Stock held in a Participant’s Account may be: (1) used to purchase Stock to be allocated to such Participant’s Account; (2) paid in cash to such Participants (or their Beneficiaries); or (3) paid in cash to the Plan and distributed by the Plan to such Participants (or their Beneficiaries) no later than 90 days after the end of the Plan Year in which paid.  If the dividends are paid to Participants and Beneficiaries, such payments may be taxable distributions, as provided in the Code and applicable Regulations.  (See Code Sections 404(k), 72(t), 3405(e) and 411(a)(11)(C).)

(c)

Rights, Warrants and Options.  To the extent the holding of rights, warrants and options would be consistent with the requirements of the Code and ERISA, and subject to the provisions applicable to voting rights in Section 7.5, and unless otherwise directed by the Committee, if any rights, warrants, or options are issued on Stock held in the Trust, the Trustee may in its sole discretion exercise them for the acquisition of additional Stock to the extent that cash is then available.  Unless otherwise directed by the Committee, any rights, warrants or options on Stock that cannot be exercised for lack of cash may be sold by the Trustee and the proceeds invested as provided in Section 9.3.

5.5

Allocation of Gains and Losses.  Promptly after each Valuation Date, the Trustee shall cause a valuation to be made of the Trust as of such date (except that in the case of investment in common trust fund units which are not normally valued as of such date, the valuation may be made as of the immediately preceding date of valuation for such units).  Such valuation shall represent the fair market value of the Trust and shall give effect to the income, expenses, gains, and losses of the Trust since the last preceding Valuation Date.  The Trustee shall compare such valuation with the valuation as of the last preceding Valuation Date and shall report the net increase or decrease in the value of the Trust to the Committee.  The Committee shall cause such increase or decrease to be allocated among Participant Accounts as of such Valuation Date proportionately to the respective Account balances as of the last preceding Valuation Date, reduced by any forfeitures or any amounts withdrawn or distributed since the last Valuation Date.  For purposes of this section, “Trust” shall not include Stock and “Participant Accounts” shall not include the portion of the Accounts invested in Stock.

5.6	Valuation of Trust. The Trust shall be valued at fair market value, which in no event shall be less than the market price for such assets as established by the average current bid

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and asked closing prices quoted on the OTC Bulletin Board, or in the alternative, the closing sales price for such Stock as quoted on the OTC Bulletin Board or such other established public market, or absent a quotation on such system or any national or regional stock exchange, then as determined by an independent appraisal by a person who customarily makes such appraisals.  In the case of a transaction between the Plan and an Employer or another party in interest, the fair market value of the Stock must be determined as of the date of the transaction rather than as of some other date occurring before or after the transaction.  In other cases, the fair market value of the Stock will be determined as of the most recent Valuation Date.

5.7

Annual Additions Limit.  The Plan shall comply with the requirements of Code Section 415 and applicable Regulations, which are incorporated herein by this reference.  In the event a provision of this Plan is inconsistent with Code Section 415 and applicable Regulations, the requirements of Code Section 415 and the Regulations shall take precedence.

(a)	Annual Additions Limit. In no event shall the sum of the Annual Additions to any Participant’s Account exceed the lesser of—
(1)	$40,000, as adjusted from time to time under Code Section 415(c) or such other maximum amount permitted under Code Section 415(c), or
(2)	100% of the Participant’s Compensation during any Plan Year.
(b)

Correction of Excess Amounts.  Any excess Annual Additions allocated to a Participant shall be corrected through the Employee Plans Compliance Resolution System or such other correction method allowed by statute, Regulations or regulatory authorities.

*  *  *  *  End of Article 5  *  *  *  *

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Article 6.
DISTRIBUTION OF BENEFITS

6.1	Amount of Distribution. The amount of a Participant’s distribution shall be based on the value of his or her Vested Account as of the Valuation Date immediately preceding the date of the distribution.
6.2	Form of Distribution.
(a)

Any distribution of a Participant’s Vested Account shall be in Stock, with fractional shares paid in cash.  Distribution shall be in one of the following alternative forms of distribution selected by the Committee:

(b)	Lump Sum Payment. A single lump sum payment.
(c)	Installments. Substantially equal periodic payments, as least annually, over a period not longer than the greater of the following:
(1)	5 years, or
(2)	in the case of a Participant’s Vested Account that has a value as of the Valuation Date immediately preceding or coinciding with his or her benefit starting date in excess of $800,000:
(A)	5 years, plus
(B)	one additional year for each additional $160,000, but not more than 5 additional years.

The $160,000 and $800,000 amounts shall be adjusted to reflect cost of living increases under Code Section 409(o)(2).

6.3	Timing of Distribution.
(a)	Distribution Date. The total amount that a Participant is entitled to receive under this Article shall be distributed as follows:
(1)	All distributions shall require Participant consent and shall be subject to subsection (2) below.
(2)

The Participant may elect to have his or her Vested Account paid as soon as administratively feasible following the date elected by the Participant.  Unless the Participant elects otherwise, the distribution of his or her Vested Account shall commence no later than the following:

(A)	one year after the close of the Plan Year in which the Participant’s employment terminates by reason of attainment of Normal Retirement Age, Disability or Death;
(B)	one year after the close of the Plan Year in which occurs the 5th anniversary following the close of the Plan Year in which the

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Participant’s employment otherwise terminates, unless the Participant is reemployed by the Employer before such date; or
(C)

the 60th day after the close of the Plan Year in which the Participant attains Normal Retirement Age, reaches the 10th anniversary of the year in which he or she began participation in the Plan or terminates service with the Employer, whichever is later.

Notwithstanding any provision to the contrary, in no event shall payment of the Participant’s Vested Account be distributed later than the Participant’s Required Beginning Date (as defined in Section 6.6(a)).

(b)

Benefit Notice.  Not earlier than 90 days before the Participant’s Benefit Starting Date, the Committee shall provide a benefit notice to a Participant who is eligible to make an election or required to consent under this Article.  The benefit notice shall explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains his or her Required Beginning Date and the Participant’s right to consider whether to elect a distribution for a period of at least 30 days.  Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

6.4

In-Service Distributions.  Prior to a severance from service with the Employer, a Participant who has reached his or her Normal Retirement Date may receive, not more than once per Plan Year, a distribution of all or any portion of the Participant’s Vested Account; provided, however, that such distribution is valued at no less than $100 at the time of the request (determined as of the applicable Valuation Date).  The Participant may elect a lump sum or partial distribution in Stock, commencing as soon as administratively feasible following the Committee’s receipt of the Participant’s request for a distribution under this section.

6.5	Diversification Distribution.
(a)

In General.  Each Qualified Participant may elect within 90 days after the close of each Plan Year during the Qualified Election Period to receive a distribution of up to 25% of the total number of shares of Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant’s Account (reduced by the number of shares of Stock previously diversified pursuant to a prior election) after December 31, 1986 and prior to July 1, 1994.  In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50%” for “25%.”  Any Stock so distributed shall be subject to the put option.

(b)

De Minimis Exception.  Notwithstanding the above, if the fair market value (determined as the Plan Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make an election) of Stock acquired by or contributed to the Plan and allocated to a Qualified Participant’s Account is $500 or less, then such Stock shall not be subject to this section.

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(c)	Restriction to Stock Acquired After 1986. This section shall apply only to Stock acquired by the Plan on or after December 31, 1986 and prior to July 1, 1994.
(d)	Definitions. For purposes of this section, the specified terms shall have the following meanings:
(1)	Qualified Participant shall mean a Participant who has attained age 55 and who has at least 10 years of participation in the Plan.
(2)	Qualified Election Period shall mean the period consisting of the six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes a Qualified Participant.
6.6	Minimum Distributions to Participants. The Employer shall direct the Trustee to commence distributions not later than the Participant’s Required Beginning Date.
(a)	Required Beginning Date.
(1)	If the Participant attained age 70½ on or after January 1, 2001, Required Beginning Date shall mean―
(A)

if the Participant is not a 5% owner (as defined in Code Section 416) of the Employer, the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant has a severance from service;

(B)	if the Participant is a 5% owner, the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.
(2)

If the Participant attained age 70½ on or after January 1, 1994 and prior to January 1, 2001, Required Beginning Date shall mean the April 1 following the close of the calendar year in which the Participant attains age 70½; provided, however, that a Participant who attains age 70½ on or after January 1, 2000 and prior to January 1, 2001, and who is a not a 5% owner, may elect whether such Participant’s Required Beginning Date shall be the April 1 of the calendar year following the calendar year in which (A) the Participant attains age 70½; or (B) the Participant retires.

(3)

If the Participant, prior to a severance from service, attained age 70½ before January 1, 1988, and, for the five Plan Year period ending in the calendar year in which the Participant attained age 70½ and for all subsequent years, the Participant did not own more than 5% of the Employer, Required Beginning Date shall mean the April 1 following the close of the calendar year in which the Participant has a severance from service or, if earlier, the April 1 following the close of the calendar year in which the Participant owns more than 5% of the Employer.  Furthermore, if a Participant who did not own more than 5% of the Employer attained age 70½ during 1988 and did not have a severance from service prior to January 1, 1989, the Participant’s Required Beginning Date shall be April 1, 1990.

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(b)

Timing of Distribution.  The first minimum distribution is due by the Participant’s Required Beginning Date.  The minimum distribution for each subsequent Distribution Calendar Year (as defined in subsection (d)(1)) , including the calendar year in which the Participant’s Required Beginning Date falls, is due by December 31 of that year.

(c)

Calculation of Distribution.  For purposes of determining required minimum distributions, all distributions required under this Article will be determined and made in accordance with the Regulations under Code Section 401(a)(9), including the minimum incidental death benefit requirement of Code Section 401(a)(9)(G) and Regulation Section 1.401(a)(9)-2.  Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).  The requirements of this section shall take precedence over any provisions of the Plan inconsistent with Code Section 401(a)(9) and applicable Regulations.

(1)	Amount of Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(A)

the quotient obtained by dividing the Participant’s Vested Account by the distribution period in the Uniform Lifetime Table set forth in Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)

if the Participant’s sole Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Vested Account by the number in the Joint and Last Survivor Table set forth in Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)

Amount of Distributions After Participant’s Death. Required minimum distributions will be determined under subsection 6.6(c)(2) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.  Subsequent distributions shall be determined under Section 6.7.

(d)	Definitions. For purposes of this section and Section 6.7, the following capitalized terms shall have the specified meanings:
(1)

Distribution Calendar Year:  a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.7(c). The required minimum distribution for

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the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(2)	Life Expectancy: life expectancy as computed by use of the Single Life Table in Regulations Section 1.401(a)(9)‑9.
6.7

Special Rules for Distributions Upon Death of Participant.  Upon the occurrence of an event that entitles a Participant’s Beneficiary to a distribution, the Employer shall determine the manner and time of payment of benefits by application of the rules set forth in this section.

(a)	Beneficiary Designation. Each Participant shall have the right to designate a Beneficiary on the forms prescribed for such designation by the Committee and in accordance with the following rules:
(1)

Spouse as Beneficiary; Consent.  In all cases, the Participant’s Beneficiary shall be the Participant’s Spouse, unless (A) the Beneficiary is otherwise determined pursuant to subsection (4), or (B) the Participant elects to name a different Beneficiary and the election is consented to by the Participant’s Spouse.  The Spouse’s consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following three requirements:

(A)	the consent must name a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this subsection;
(B)

the consent must specifically provide that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she or he is giving up the right to limit his or her consent to a specific Beneficiary; or

(C)

the consent must specifically provide that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain Beneficiaries, without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she or he is giving up the right to limit his or her consent to a specific Beneficiary.

(2)

Exceptions.  A Spouse’s consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances that may be prescribed in Regulations.  A valid election made by the Participant may be revoked by the Participant in writing without the consent of the Spouse at any time.  Any new election must

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comply with the requirements of this subsection. A former Spouse’s consent shall not be applicable to a new Spouse.
(3)

Presumed Designation of Beneficiary.  If the Participant fails to designate a Benefit or there is no living Beneficiary at the time of the Participant’s Death, the Committee shall designate the Spouse as the Beneficiary.  If there is no Spouse, or if the Spouse consents in accordance with the requirements of subsection (1)6.7(a)(1), the Employer shall designate as the Beneficiary, in order of priority, (A) the Participant’s children, by representation, and if a child is deceased then to such child’s living children, by representation; (B) the Participant’s surviving parents, in equal shares; (C) the Participant’s surviving brothers and sisters, in equal shares, and (D) the Participant’s estate or a trustee of a trust named as the beneficiary of the residue of the Participant’s estate as Beneficiary.  Persons who are legally adopted shall be treated for all purposes as the children of their adoptive parents.  The Committee’s determination of the persons who qualify as Beneficiaries under this Plan shall be binding on all interested parties.

(4)

Effect of Dissolution of Marriage.  Dissolution of marriage shall terminate the Participant’s Beneficiary designation, or presumed designation, of the Participant’s former Spouse as the Participant’s Beneficiary.

(A)

If, prior to payment of benefits upon the Participant’s Death, documentation of the Participant’s dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Committee, the Committee shall deem the Participant’s former Spouse to have predeceased the Participant, and no heirs or other beneficiaries of the Participant’s former Spouse shall receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(B)	Subsection (A) shall not apply if, prior to distribution of the Participant’s Account, either of the following occurs:
(i)

the Participant delivers to the Committee a properly completed Beneficiary designation dated after the date of the dissolution of marriage that designates the Participant’s former Spouse as a Beneficiary; or

(ii)	the Plan receives a qualified domestic relations order, as defined in Section 6.8, directing that the Participant’s former Spouse shall be treated as the Participant’s Beneficiary.

Any such payment shall be a distribution for the account of such Participant and his or her Beneficiary(ies) and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Participant’s estate or any Beneficiary.  In the event of a dispute with respect to the determination of Beneficiaries as a result of the operation of this subsection, the Committee may solicit a court of competent jurisdiction for a determination of a rightful

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Beneficiary.  If such request is made to a court, the Trustee shall retain within the Plan or transfer to the court any Account in dispute until the rendering of a final determination by the court.  The decision of the Committee shall be final and binding on all interested parties, and the Committee shall be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.

(5)

Disclaimer by Beneficiary.  A Beneficiary entitled to a distribution of all or any portion of the Participant’s Account may disclaim his or her interest upon delivery to the Committee of an executed disclaimer of the benefit, and the Beneficiary (A) is a natural person, (B) has not yet received a distribution of all or any portion of the Participant’s Account at the time the disclaimer is executed and delivered, and (C) must have attained at least age 21 years as of the date of the Participant’s Death.  A disclaimer shall be irrevocable when delivered to the Committee and shall not be effective to disclaim any interest in an Account that has been distributed prior to the date the disclaimer is received by the Committee.  The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  The effect of a valid disclaimer shall be that the Committee shall deem the Beneficiary to have predeceased the Participant with respect to the interest disclaimed, and no heirs or other beneficiaries of the Beneficiary shall receive benefits as a beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(b)

Distributions Beginning Before Death. If the Participant dies on or after the date distribution begin, the Participant’s Account shall be distributed at least as rapidly as under the method in use on the date of the Participant’s Death.

(1)

Participant Survived by Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the Participant’s Vested Account by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of Death, reduced by one for each subsequent year.
(B)

If the Participant’s Spouse is the Participant’s sole Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s Death using the Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Spouse’s Death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s Death, reduced by one for each subsequent calendar year.

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(C)

If the Participant’s Spouse is not the Participant’s sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s Death, reduced by one for each subsequent year.

(2)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s Death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of Death, reduced by one for each subsequent year.

(c)

Distributions Beginning After Death.  If the Participant dies before distributions begin, the Participant’s Vested Account will be distributed (1) by December 31 of the calendar year containing the 5th anniversary of the Participant’s Death or the Participant’s Required Beginning Date, if later, if the Participant’s Spouse is the Participant’s sole Beneficiary, or (2) by December 31 of the calendar year containing the 5th anniversary of the Participant’s Death in all other cases.  For purposes of this subsection, distributions are considered to begin on the Participant’s Required Beginning Date.  If the Participant’s Spouse is the Participant’s sole Beneficiary, and the Spouse dies before distributions are required to begin to the Spouse, this subsection will apply as if the Spouse were the Participant.

6.8

Qualified Domestic Relations Orders.  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order” as those terms are defined in Code Section 414(p).  Notwithstanding any other provision in this Article, the distribution of all or the portion of a Participant’s Vested Account that is assigned to an alternate payee under a qualified domestic relations order shall commence as soon as reasonably practicable after the later of the following dates:  (a) the date on which the Employer determines that the domestic relations order pertaining to the alternate payee is a qualified domestic relations order, or (b) the date specified in the qualified domestic relations order; provided, however, that the Committee shall not, without the prior written consent of the alternate payee, commence the distribution of the amount to be distributed to the alternate payee prior to the Participant’s “earliest retirement age” as that term is defined in Code Section 414(p)(4).  Distributions made pursuant to this section shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such distributions.

6.9

Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Article 6, a Distributee may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee.  The election regarding a direct rollover shall be made at the time and in the manner prescribed by the Committee.  For purposes of this section only:

(a)	Distributee shall mean a Participant, former Participant, a Beneficiary who is the Spouse of a Participant or former Participant, or an “alternate payee” as defined under

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Code Section 414(p), and effective for distributions made on or after January 1, 2007, a non-Spouse Beneficiary of a Participant or former Participant.
(b)

Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee.  However, an Eligible Rollover Distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary; (2) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of 10 years or more; (3) any distribution to the extent the distribution is required under Code Section 401(a)(9); (4) any portion of any distribution that is not includible in gross income, as determined without regard to the exclusion for net unrealized appreciation of employer securities; or (5) any distribution on account of hardship.

(c)

Eligible Retirement Plan shall mean: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) a Roth IRA described in Code Section 408A; (4) an annuity plan described in Code Section 403(a); (5) a qualified trust described in Code Section 401(a); (6) an annuity contract described in Code Section 403(b) and (7) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  For Distributees who are non-Spouse Beneficiaries, an Eligible Retirement Plan means only an arrangement described in subsections (1), (2) and (3) that is treated as an inherited IRA pursuant to Code Section 402(c)(11).

*  *  *  *  End of Article 6  *  *  *  *

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Article 7.
EMPLOYER STOCK

7.1	Investment of Accounts.
(a)	Stock Investments. Except as otherwise provided in this Section 7.1 and in Section 7.3, each Participant’s Account shall be invested primarily (or exclusively) in Stock.
(b)	Diversified Accounts. A Participant’s Account shall not be invested in Stock to the extent required by Section 6.5.
(c)

Discretionary Non-Stock Accounts.  The Employer in its fiduciary discretion may direct the Trustee to exchange any or all of the Stock in a Participant’s Account for assets in the Reserve Fund.  Such exchange may be prudent, for example, to prepare for distribution of the Account.

(d)

Investment.  To the extent an Account has been divested of Stock in accordance with subsection (b) or (c): (1) it shall not be re-invested in Stock unless the Employer directs the Trustee otherwise, and (2) it shall be invested as part of the Reserve Fund unless the Employer directs the Trustee to maintain it as a segregated account.

7.2

Securities Transactions.  The Trustee may acquire Stock in the open market or from the Plan Sponsor or any other person, including a party in interest as defined under ERISA Section 3(14).  In the case of a transaction between the Plan and the Plan Sponsor or another party in interest, the fair market value of Stock must be determined as of the date of the transaction rather than as of some other Valuation Date occurring before or after the transaction.  In other cases, the fair market value of Stock will be determined as of the most recent Valuation Date.

No commission will be paid in connection with the Trustee’s acquisition of Stock from a party in interest.  None of the Employer, Committee, or Trustee will have any responsibility or duty to time any transaction involving Stock in order to anticipate market conditions or changes in Stock value.  None of the Employer, Committee or Trustee will have any responsibility or duty to sell Stock held in the Trust in order to maximize return or minimize loss.

7.3	Reserve Fund; Segregated Accounts.
(a)

Segregated Accounts.  Any Account established as a segregated Account shall remain a part of the Trust but shall be invested in assets other than Stock, and shall alone share in any income it earns and alone bear any expense or loss it incurs.

(b)

Reserve Fund In General.  The portion of the Trust not invested in Stock (other than segregated Accounts described in subsection (a)) is referred to as the Reserve Fund.  The Reserve Fund will be invested by the Trustee in its discretion.  The Reserve Fund may be used to convert Stock to cash in the Account of a Participant who is receiving cash distributions, to repurchase Stock following exercise of a Participant’s put option, to pay Plan expenses, to exercise rights, warrants or options and for other purposes as directed by the Employer.

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(c)

Allocation of Reserve Fund Gain or Loss.  As of each Valuation Date, the Employer will determine the net gain or loss, after adjustment for applicable expenses, if any, in the Reserve Fund since the immediately preceding Valuation Date.  The net gain or loss of the Reserve Fund will be apportioned to each Participant’s Account in the same proportion that the balance of the Participant’s Account attributable to the Reserve Fund on the preceding Valuation Date (less any distributions from the Participant’s Account that were made after the preceding Valuation Date) bears to the total of the Reserve Fund on the preceding Valuation Date.

The result of this allocation of net gain or loss of the Reserve Fund may be expressed in dollars and cents, or shares and fractional shares of Stock having the same value as such dollars and cents on the date as of which the allocation is made.  However, conversion to full and fractional shares of Stock will be made only to the extent necessary to reflect actual purchases from the Reserve Fund of Stock allocated to the Accounts of Participants who are receiving cash distributions.

7.4

Rights, Options, and Restrictions on Stock.  If Stock is distributed to a Participant, Beneficiary or alternate payee (a “distributee” for purposes of this Section 7.4) at a time when it is not readily tradable on an established securities market within the meaning of Code Section 409(l), then the provisions of this section shall apply.

(a)

Right of First Refusal.  Any shares of Stock distributed to a distributee shall be subject to a “right of first refusal.”  The right of first refusal must provide that, before any subsequent transfer, the shares must first be offered for purchase in writing to the Employer, and then to the Trust, at the then fair market value.  A bona fide written offer from an independent prospective buyer is deemed to be the fair market value of the Stock for this purpose.  The Employer (on behalf of the Trust) has a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer.  The Employer may require that a distributee entitled to a distribution of Stock execute an appropriate stock restriction agreement (evidencing the right of first refusal) before receiving a certificate for Stock.

(b)

Put Option.  The Employer will issue a “put option” to any distributee who receives a distribution of Stock.  The put option must permit the distributee to sell the distributed Stock to the Employer at any time during two option periods, at the fair market value of the shares.  The first put option period is for at least 60 days beginning on the date the Stock is distributed to the distributee.  The second put option period is for at least 60 days following the new determination of the fair market value of the Stock by the Committee (and notice to the distributee) in the following Plan Year.  The put option must provide that if the distributee exercises the put option, the Employer, or the Plan if the Plan so elects, will repurchase the Stock as follows:

(1)

If the distribution is a total distribution, payment of the fair market value of a distributee’s distributed Stock will be made either in a single sum or substantially equal annual installments over a period of time not longer than five years at the discretion of the Committee.  The first installment will be paid not later than 30 days after the distributee exercises the put option.  The

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Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.
(2)

If the distribution is not a total distribution, the Plan will pay the distributee an amount equal to the fair market value of the Stock repurchased no later than 30 days after the distributee exercises the put option.

7.5

Voting and Other Rights.  Effective January 1, 2012, because the Stock is readily tradable on an established market within the meaning of Code Section 401(a)(22), voting rights with respect to Stock held in each Participant’s or Beneficiary’s Account shall be provided in accordance with Code Section 409(e).  In accordance with Code Section 409(e), because the Stock is a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which Stock held in such Participant’s or Beneficiary’s Account shall be voted.  The Trustee will not vote shares of Stock allocated to Accounts for which instructions are not received from Participants or Beneficiaries.  Stock contributed to or acquired by the Plan that is not yet allocated will be voted by the Trustee according to the Committee’s instructions.  Shareholder rights, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is permitted by applicable law.

*  *  *  *  End of Article 7  *  *  *  *

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Article 8.
COMMITTEE

8.1

Appointment, Vacancies and Removal.  The Plan Sponsor shall appoint the Committee, which shall have at least two members.  A member’s appointment to the Committee shall terminate upon such member’s termination of employment or other service relationship with the Employer.  Vacancies due to resignation, death, removal, or other causes shall be filled by the Plan Sponsor.  The Plan Sponsor’s Board of Directors shall be entitled to remove the Committee or any member thereof at any time, with or without cause.  Each member of the Committee may resign at any time upon written notice to the Plan Sponsor.  The Committee shall be a “named fiduciary” as that term is defined in ERISA.  The Committee may appoint any person or entity to serve in more than one fiduciary capacity.

8.2

Action of the Committee.  The rights, duties, and functions of the Committee with respect to the operation, administration, and management of the Plan shall be those defined in this Plan.  The Committee may adopt such procedures it deems desirable for the conduct of its affairs and may act by majority agreement of its members, taken either at a meeting or in writing without a meeting.  The Committee shall have the right to authorize any individual to execute any document, documents, or class of documents or to take other action or types of action on behalf of the Committee.  If the Committee so authorizes any individual, the Committee shall notify the Trustee in writing of such authorization and the name or names of the individuals so designated.  The Trustee shall be entitled to rely on such authorization until it is revoked in writing by the Committee.

8.3

Information Provided to Committee.  The Committee shall determine the status of Employees for the purposes of the Plan on the basis of information furnished it by the Employer.  The Employer shall provide information sufficient for the Committee to properly perform its duties.  The information to be provided shall include, without limitation, an Employee’s name, address, age, birth date, Social Security number, Dates of Employment and Reemployment, Compensation, Hours of Service earned each Plan Year, completion of one Year of Eligibility Service, Years of Vesting Service and Employer contributions.

8.4

Powers and Duties. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Plan Sponsor, the Board of Directors or the Trustee.  Not in limitation, but in amplification of the powers and duties specified in this Plan, the Committee shall:

(a)	Administration. Have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan; such powers having been delegated to the Trustee.
(b)

Interpretation.  Have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to make such adjustments which it deems necessary or desirable to correct any arithmetical or accounting errors; to determine the amount, form and timing of any distribution to be made hereunder, all of which shall be final and binding decisions.  Benefits under this Plan will be paid

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only if the Committee decides in its sole discretion that the Participant or Beneficiary is entitled to such benefits.
(c)	Reconciliation. Correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as the Committee shall deem necessary to carry out the purposes of this Plan.
(d)

Factual Determinations.  Have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distribution of benefits; and in making such decisions, be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary, or representative thereof.

(e)

Rules and Procedures.  Have total and complete discretion to adopt, publish, and enforce such rules and regulations as the Committee shall deem necessary and proper for the efficient administration of the Plan.

(f)	Funding Policy.
(1)	Determine whether the Plan has a short-term need for liquidity or whether liquidity is a long-term goal and investment goal is a more current need.
(2)

Determine the Plan’s short-term and long-term financial and investment needs and regularly communicate these requirements to the Employer, the Trustee and any other appropriate entities or persons so that funding and investment policies can be coordinated with the Plan’s needs.

(g)

Qualified Domestic Relations Orders.  Have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the putative alternate payee otherwise qualifies for benefits hereunder (as such terms are defined by Code Section 414(p)).

(h)

Appointment of Trustee.  Have the authority to appoint and remove the Trustee; to direct the Trustee with respect to the investment, sale, reinvestment, and management of Plan assets including, without limitation, to appoint an investment manager or managers and to communicate to the Trustee any elections made by a Participant as to the investment and management of such Participant’s Account; to direct the Trustee to make payment of any benefits as they become payable under the Plan; to decide all questions submitted by the Trustee on all matters necessary for it to properly discharge its powers, duties and obligations; and to enter into a Trust agreement with the Trustee setting forth the powers, duties and obligations of the Trustee.

(i)	Direction of Trustee. Have the authority to direct the Trustee to make payment of any benefits as they become payable under the Plan.
(j)

Stock.  Direct the Trustee in all actions or decisions with respect to Stock.  Without limiting the foregoing, the Committee shall have the power to direct the Trustee to sell, purchase or hold Stock, and to direct the Trustee’s voting of Stock (except to the

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extent Participants and Beneficiaries have properly exercised any pass-through voting rights); provided, however, that the Trustee shall exercise its independent judgment as a fiduciary consistent with the requirements of ERISA in following any such Committee direction.

(k)

Review Agents, Fiduciaries.  Establish and maintain procedures for review of the performance of persons to whom functions are delegated under any provision of this Plan.  This review may consist of day to day supervision, periodic formal review, a combination of the two, or such other procedures as the Committee shall deem prudent and appropriate under the circumstances.

(l)	Reporting and Disclosure.
(1)

Cause to be prepared and filed with the appropriate governmental authorities such reports, documents, registration statements, and income tax returns as may from time to time be required under applicable federal or state law, including, but not limited to, annual reports; terminal and supplementary reports; annual registration statements and notifications of changes in status; and annual information returns.

(2)

Furnish to each Participant or, in the case of a Beneficiary, after such Beneficiary begins to receive benefits, a summary plan description, and, at appropriate times, such summary descriptions of modifications or changes and updated summary plan descriptions as are required by law; summary annual reports and Account statements indicating the total Account balance of such Participant or Beneficiary and the portion of such benefits that has become Vested; and such other reports and information as may from time to time be required by applicable law.

(3)

Make available at reasonable hours to each Participant and Beneficiary a copy of the Plan, a summary plan description, the latest annual report, and such of its records as may pertain to the assets held by the Trustee for the benefit of such Participant or Beneficiary.

(4)

Maintain records sufficient to enable the Committee to adequately fulfill its duties under this Plan and applicable law, and preserve such records for a period of not less than six years after the filing date of the documents based on information that such records contain.

(5)

Nothing in this Plan shall be interpreted to require reporting or disclosure from which the Plan, the Employer, the Committee, or the Trustee is exempt under any applicable federal or state law, Regulation, or administrative ruling.

The Committee’s decision in such matters shall be binding and conclusive as to all parties.

8.5	Compensation and Expenses. The Committee shall serve without compensation, but all expenses of or relating to the administration of the Plan shall be paid by the Employer if not paid by the Plan.

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8.6

Employment of Agents.  The Committee shall have the right to employ such agents, clerical and other services, and such lawyers and accountants as may be necessary for the purpose of administering the Plan.  The Committee shall have the right to employ the Trustee to perform clerical and other services.  Such costs may be paid for out of the assets of the Plan and shall in such case constitute an operating expense of the Plan.

8.7	Bonding. The Committee shall cause to be secured bonding in such amounts as may be required by ERISA and applicable Regulations. Such bonding shall be paid for by the Employer.
8.8

Reliance on Information Provided.  The Committee shall be entitled to rely upon any information furnished by the Employer.  If any Employee or Beneficiary believes that an error has been made in the information relating to the Employee or in any determination made by the Committee on the basis of such information, the Employee or Beneficiary shall have the right to file a claim for review under the provisions of Section 8.9.

8.9	Claims Procedure. If a claim is filed by a Participant, a Beneficiary or a duly authorized representative of either (the “claimant”), the following provisions shall apply:
(a)

Submission of Claim.  A claim shall mean a request for the grant or enforcement of rights under this Plan to which a claimant is entitled.  A claim is deemed filed when a written communication is made by a claimant to the Committee or to the Committee’s designated representative.

(b)

Disability Claim.  To the extent required by law and to the extent the Committee is ruling on a claim for benefits on account of a Disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits rather than the claims procedures in this Section 8.9.

(c)

Denial of Claim.  If the claim is denied in whole or in part, the Committee shall provide the claimant with a written notice of denial no later than 60 days after receive of the claim (or within 120 days if special circumstances require an extension and if written, including electronic, notice of such extension and circumstances is given to the claimant within the initial 60-day period).  The notice of denial shall be written (including electronic media) in a manner calculated to be understood by the claimant and shall include the following:

(1)	the specific reason or reasons for the adverse determination;
(2)	specific references to pertinent Plan provisions on which the adverse determination was based;
(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(4)

an explanation of the Plan’s claim review procedures and applicable time limits, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following and adverse determination on review.

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(d)

Appeal of Adverse Determination.  The claimant shall have up to 90 days after receipt of the notice of denial to file with the Committee a request for review of a denied claim.  In connection with the review of the denied claim, the claimant shall be entitled to inspect pertinent documents and submit issues and comments in writing.  The review of the decision shall be a full and fair review by the Committee and shall be made promptly and not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review.  The decision on review shall be made in writing, shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, and shall set forth specific references to the pertinent Plan provisions on which the decision is based.

8.10

Exhaustion of Remedies; Limitation of Actions.  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under Section 8.9 must be exhausted before legal recourse of any type is sought.  No legal action at law or in equity may be filed against the Plan, the Plan Sponsor, any Employer, the Committee or its delegate relating to any dispute over benefits under this Plan more than one year after a final decision under the claims review process described in Section 8.9.

8.11

Liability and Indemnification.  Subject to the provisions of Section 8.9, the decisions of the Committee made in good faith on any matter within the scope of the Committee’s authority shall be final and, to the extent permitted by law, shall not give rise to any liability to any person.  The Committee at all times shall act in a uniform and nondiscriminatory manner and according to uniform principles of interpretation and administration.

The Employer shall assume no obligation or responsibility to any of its Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Trustee or the Committee.  The Employer shall indemnify and hold harmless every person acting in the capacity of the Committee from and against any and all loss resulting from liability to which the Committee may be subjected by reason of any act or conduct (except willful misconduct) in its official capacities in the administration of this Trust and Plan, including all expenses reasonably incurred in its defense, in case the Employer fails to provide such defense.  Furthermore, the Committee and the Employer may execute an agreement further delineating the indemnification agreement of this section if the agreement is consistent with and does not violate ERISA.  Nothing in this instrument shall be construed to prohibit the Plan, the Employer, or the Committee from insuring against liability.

8.12

Investment Managers.  The Committee shall have the right to appoint an investment manager or managers and to enter into and execute investment management agreements to provide for the investment or reinvestment of the Trust or of designated parts of the Trust with such other provisions incorporated in the investment management agreements as may be deemed desirable by the Committee for the proper management of the Trust.  Any such investment manager shall be qualified to act as such under the provisions of ERISA Section 3(38).  Each investment manager shall confirm to the Committee and the Trustee in writing that such investment manager is a fiduciary with respect to the Plan.  The action of the Committee in making any appointment of an investment manager and in entering into any investment management agreement shall constitute the carrying out of a procedure for allocation of fiduciary responsibility for investments to the investment manager appointed by

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the Committee in accordance with ERISA Section 405(c) with respect to all trust assets that are made subject to the investment management agreement.
8.13	Abstention on Matters Affecting Individual Member. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to such member.

*  *  *  *  End of Article 8  *  *  *  *

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Article 9.
TRUST AGREEMENT

9.1

Establishment and Acceptance of Trust.  This Trust agreement is made by and between the Plan Sponsor and the Trustee.  The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed by the Trust.  All right, title, and interest in and to the Trust shall at all times be vested exclusively in the Trustee.  The Trustee shall accept its appointment by executing the Plan, or by executing a written acceptance of the office of Trustee.  If more than two Trustees are appointed by the Employer, the decision of a majority of the Trustees shall control with respect to any decision regarding the administration or investment of the Trust.

9.2	Bond. The Trustee shall provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.
9.3

Investment of Trust.  Any cash received by the Trustee for the Account of any Participant or credited to the Account of any Participant shall be invested primarily in Stock.  Subject to the direction of the Committee, the Trustee is authorized to invest and hold up to 100% of the Trust assets in Stock.  The Trustee may purchase Stock from the Employer or from any other source, and such Stock may be outstanding, newly issued or treasury securities.  All such purchases shall be made at no more than fair market value.  The determination of fair market value shall be in accordance with Section 5.6, unless Regulations subsequently promulgated under ERISA Section 3(18) provide otherwise, in which case a determination of fair market value shall be made in accordance with such Regulations.

Any cash received by the Trustee may be applied to purchase Stock.  If the Committee fails to instruct the Trustee as to the manner in which the funds held in the Trust should be invested, then the Trustee may invest the entire Trust in a savings account, certificates of deposit, money market funds or any other similar investment, including depositing such cash with the Trustee bank if a bank serves as Trustee hereunder, or any other permitted investment, other than Stock, provided such investment or the retention of such investment, is prudent under all the facts and circumstances then prevailing.

The application of this section shall be subject to Participants’ diversification elections pursuant to Section 6.5

9.4

Receipt of Contribution.  The Trustee shall hold in the Trust all amounts received by the Trustee and designated in writing as contributions to the Trust.  All contributions so received together with any income or other increment realized by the Trust shall be invested and administered by the Trustee in accordance with the terms of this Article.  The Trustee shall have no responsibility or power with respect to the calculation or collection of any contributions to the Plan for the Employer.

9.5

Payments from the Trust.  Payments from the Trust shall be made by the Trustee to such persons, in such manner, at such times, and in such amounts as the Committee shall specify in written instructions to the Trustee.  The Committee shall have the sole authority to direct the Trustee to make payments from the Trust.  The Committee shall act in its good faith discretion pursuant to its powers and duties set forth in the Plan.  The Trustee shall have no

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obligation to inquire whether any payee or distributee is entitled to any payment, whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution.

Subject to Section 6.2, the Trustee may make distributions under the Plan in cash or Stock, or partly in each, at its fair market value as determined by the Trustee.  If any check in payment of a benefit under the Plan which had been mailed by regular U.S. mail to the last address of the payee as furnished to the Trustee by the Committee is returned unclaimed, the Trustee shall so notify the Committee and shall discontinue further payments to such payee until it receives further instructions from the Committee.

9.6

Exclusive Benefit.  Except as the Plan permits the return of Employer Contributions, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries, except that payment of taxes and administrative expenses may be made from the Trust.  The Trustee shall discharge its duties under this Article solely in the interest of the Participants of the Plan and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, all in accordance with the provisions of this Article insofar as they are consistent with the provisions of ERISA.

9.7

Trustee Investment Powers.  Subject to Section 9.3, the Trustee shall have full discretion and authority with regard to the investment and management of the Trust, except with respect to a Plan asset under the control or direction of an investment manager or with respect to a Plan asset subject to Employer direction, or with respect to a Plan asset subject to Committee direction.  The Trustee shall coordinate its investment policy with the Plan’s financial needs as communicated to it by the Committee.  The Trustee is authorized and empowered, to do the following without previous application to or subsequent ratification of any court, tribunal, or commission, or any federal or state governmental agency, but not by way of limitation:

(a)

Types of Investments.  To invest any part or all of the Trust in any common or preferred stocks or other securities, open-end or closed-end mutual funds (including the investment of up to 100% of the Trust in Stock), United States retirement plan bonds, corporate bonds, notes, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes, other direct or indirect obligations of the United States government or its agencies, certificates of deposits or savings accounts in a bank or other savings institution supervised by the United States or a state, improved or unimproved real estate or interests in real estate situated in the United States, limited partnerships, insurance contracts of any type, annuities, endowment contracts, mortgages, notes, or other property of any kind, real or personal, including shares or certificates of participation issued by regulated investment companies or regulated investment trusts, shares or units of participation in qualified common trust funds, in qualified pooled funds, or in pooled investment funds of an insurance company qualified to do business in the state, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying

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common stock, as a prudent man would do under like circumstances with due regard for the purposes of this Plan and any investment made or retained by the Trustee in good faith shall be proper but shall be of a kind constituting a diversification considered by law suitable for trust investments.

(b)

Cash.  To retain in cash so much of the Trust as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust in a bank account at reasonable interest, including, if a bank is acting as Trustee, specific authority to invest in any type of deposit of the Trustee at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code  Section 584 which the Trustee (or an affiliate of the Trustee, as defined in Code Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.

9.8

Trustee Powers, Rights and Duties.  Except as otherwise required by law, no party dealing with the Trustee shall have any obligation to inquire into the authority of the Trustee or into the application by the Trustee of any funds or other property transferred to the Trustee. The decisions of the Trustee in the exercise of any of its powers or the carrying out of any of its responsibilities shall be final and conclusive as to all persons for all purposes, to the extent permitted by law.  Subject to the powers of the Committee as set forth in Article 8, the Trustee shall have all the powers necessary or advisable to carry out the provisions of the Trust and all inherent, implied, and statutory powers now or subsequently provided by law, including, but not by way of limitation, but in amplification of the powers and duties specified in the provisions of the Trust, the Trustee shall:

(a)

Title.  Have the authority to cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the fiduciary capacity, or to keep the same in unregistered form payable to bearer.

(b)

Investment.  Have the authority to manage, sell, contract to sell, grant options to purchase, convey, exchange, pledge, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise deal with the whole or any part of the Trust on such terms and for such property or cash, or part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments that it may hold as part of the Trust for such length of time as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership.

(c)

Legal Matters.  Have full and complete discretion to abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so unless indemnified to the Trustee’s satisfaction).

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(d)

Equity Rights.  Have the authority to vote in person or by proxy any shares of stock held in the Trust in the manner directed by the Committee (or the Participants at a time when the Stock is not readily tradable on an established public market); to participate in any voting trusts; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolution of any corporation, the securities of which are held in the Trust in the manner directed by the Committee and to exercise the sale of stock subscriptions or conversion rights in the manner directed by the Committee.

(e)

Insurance Contracts.  Have the authority to execute the application for any insurance contract to be applied for under the Plan; to pay from the Trust premiums, assessments, dues, charges, and interest to acquire or maintain any insurance contracts held in the Trust; to collect and receive all dividends or payments of any kind payable under any insurance contracts held in the Trust or to leave the same with the issuing insurance company; and to exercise any other power or take any other action permitted under any insurance contract held in the Trust.

(f)	Reporting. File all tax returns required of the Trustee.
(g)

Disputed Property.  Retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

(h)

Coordination with Investment Manager.  Comply as promptly as possible with any investment direction given by an investment manager.  The Trustee shall not be liable for the acts or omissions of any investment manager appointed by the Committee, nor have any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed investment manager or to question any written investment direction by a properly appointed investment manager.

(i)

Other Tasks.  Perform any and all other acts in its judgment or in the judgment of the Committee to be necessary or appropriate for the proper and advantageous investment, management, administration, and distribution of the Trust.

(j)

Fiduciary Standards.  Discharge its duties under the Plan and this Trust solely in the interest of Participants of the Plan and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims all in accordance with the provisions of this article insofar as they are consistent with the provisions of ERISA.

9.9

Records and Accounts.  The Trustee shall keep all such records and accounts which may be necessary in the administration and conduct of this Trust.  Upon written request from the Trustee, the Employer or Committee shall furnish the Trustee in writing with information specified in any such request and necessary or appropriate in connection with any of the Trustee’s responsibilities or powers (including, without limitation, the names, addresses, and

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specimen signatures of all parties authorized to furnish instructions or notices to the Trustee).  The Trustee’s records and accounts shall be open to inspection by the Employer and the Committee at all reasonable times during business hours, and may be audited from time to time by any person or persons as the Employer or Committee may specify in writing. After the close of each Plan Year, the Trustee shall provide the Committee a statement of assets and liabilities of the Trust for such year.  The Trustee shall furnish the Committee any additional information relating to the Trust that the Committee requests.

All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust.  Separate accounts or records may be maintained for operational or accounting purposes, but no such account or record shall be considered as segregating any funds or property from any other funds or property contained in the commingled fund, unless specifically designated as a segregated investment Account.

9.10

Fees and Expenses.  A Trustee shall be entitled to receive reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of its duties under the Trust.  However, no Trustee who already receives full-time pay from any Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.  All compensation and expenses shall be paid by the Plan, unless any Employer, in its discretion, elects to pay all or any part of Trustee compensation or recurring administrative or overhead expenses.  The Committee shall not treat any fee or expense properly paid, directly or indirectly, by the Employer as a Employer Contribution.

9.11

Change of Trustee.  A Trustee may be removed by the Plan Sponsor at any time upon 30 days’ written notice to the Trustee, or on such shorter notice as may be agreed to by the Plan Sponsor and the Trustee.  A Trustee may resign at any time upon 30 days’ written notice to the Plan Sponsor, or on such shorter notice as may be agreed to by the Plan Sponsor and the Trustee.  A Trustee who is an employee of an Employer will be deemed to have resigned as Trustee upon termination of his or her employment with such Employer.

Upon such removal or resignation, the Plan Sponsor shall appoint a successor Trustee and the successor Trustee shall have the same powers and duties as those conferred upon the predecessor Trustee.  If the Plan Sponsor fails to appoint a successor Trustee within 60 days of removal or resignation of the Trustee, the Plan Sponsor shall be treated as having appointed itself as Trustee and as having executed its acceptance of appointment.  Each successor Trustee shall succeed to the title of the Trust vested in its predecessor upon the successor Trustee’s written acceptance of the office of Trustee.  The resigning or removed Trustee, upon receipt of acceptance in writing by the successor Trustee, shall execute all documents and do all acts necessary to vest the title of record in the successor Trustee.  No successor Trustee shall be liable for the acts or omissions of any prior Trustee which occurred prior to the successor Trustee’s acceptance of office, or be obliged to examine the accounts, records, or acts of any prior Trustee.

In the event that any corporate Trustee shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, the corporation resulting from such conversion, merger, or consolidation, or

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the corporation to which such sale or transfer shall be made, shall thereupon become and be the Trustee under this Article with the same effect as though originally so named.

*  *  *  *  End of Article 9  *  *  *  *

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Article 10.
TOP-HEAVY PROVISIONS

10.1	Definitions. For purposes of this Article 10, the following terms shall have the following meanings.
(a)	Determination Date shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.
(b)

Key Employee shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (1) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), (2) a 5% owner of the Employer, or (3) a 1% owner of the Employer having annual compensation of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Regulations and other guidance of general applicability issued thereunder.  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3) without application of the Code Section 401(a)(17) limit and includes amounts that are not includible in the gross income of the Employee under Code Section 125, 132(f), 402(a)(8), 402(h) or 403(b).

(c)

Non-Key Employee shall mean any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, without regard to the Hours of Service or Compensation earned by such Employee during the Plan Year.

(d)

Permissive Aggregation Group shall mean the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account.  The Committee shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

(e)

Required Aggregation Group shall mean each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer that enables any plan described in which a Key Employee is a participant to meet the requirements of Code Section 401(a)(4) or 410.

10.2

Determination of Top-Heavy Status.  This Plan shall be deemed to be a “Top-Heavy Plan” within the meaning of Code Section 416(g) if, as of the Determination Date, either the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Employees under the Plan, or the Plan is part of a Required or Permissive Aggregation Group and the Required or Permissive Aggregation Group is determined to be a Top-Heavy Plan after application of the same test.  This Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

(a)	Determination Percentage. The top-heavy determination percentage shall be derived by the Committee as of the Determination Date by dividing (1) the sum of the

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Accounts of Key Employees under this Plan (plus the aggregate present value of cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (2) a similar sum determined for all Employees.

For purposes of determining the Account of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Account or present value shall be increased by the aggregate distributions from such plans made with respect to such Employee during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from service, Death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

Look-Back Period.  If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s Account (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.  If an Employee has not performed any services for the Employer at any time during the 1-year period ending on the Determination Date, such Employee’s Account (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.

10.3

Change in Vesting Schedule.  To the extent the vesting provisions of Article 3 are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting rules in Article 3 shall be replaced for such Plan Year and all subsequent Plan Years with a vesting schedule in which a Participant’s Vested percentage in allocations made to his or her Account will be 100% upon completion of three Years of Vesting Service.

A shift to a new vesting schedule under this section is an amendment to the vesting schedule and is subject to Section 11.5.

10.4

Minimum Contribution.  For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute to the Account of each Non-Key Employee an amount equal to (a) the lesser of (1) 3% of the Non-Key Employee’s Compensation or (2) the largest percentage of Compensation contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all Employer Contributions minus (b) any Employer Contribution for such Plan Year for such Non-Key Employee that may have been made as of the Determination Date.

The minimum contribution shall be made on behalf of each Participant who is a Non-Key Employee regardless of whether the Non-Key Employee has attained any minimum level of service for accrual purposes or Compensation for the Plan Year.

If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the

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Participant’s receipt of a minimum guaranteed benefit under this Plan shall satisfy the minimum contribution requirement.

  *  *  *  *  End of Article 10  *  *  *  *

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Article 11.
AMENDMENT, TERMINATION, AND MERGER

11.1

Right to Amend Plan.  The Plan Sponsor, by resolution of the Board of Directors, reserves the right at any time and from time to time to modify, suspend, amend, terminate, or merge the Plan in whole or in part (including the provisions relating to contributions) by means of a writing executed by its President or by the Chair of its Board of Directors, a copy of which modification, suspension, amendment, termination, or merger shall be delivered to the Trustee and the Committee.

The Committee shall have the right to amend this Plan at any time and from time to time if such amendment is necessary to retain the Plan’s qualified status under Code Sections 401(a) and 409 or to comply with ERISA or if such amendment will not result in any material increase in the benefits provided under or the cost of maintaining the Plan.

Any such amendment by the Plan Sponsor or the Committee may be made retroactively effective to the extent permitted by applicable law.

Neither the Plan Sponsor nor the Committee shall have the power to modify, suspend, amend, terminate, or merge the Plan (a) to cause or permit any part of the Trust to be diverted to purposes other than the exclusive benefit of Participants, or their Beneficiaries; (b) to cause or permit any portion of the Trust to revert to or become the property of any Employer; or (c) to have the effect of rendering the nonforfeitable percentage of a Participant’s Account, determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, less than such nonforfeitable percentage computed without regard to such amendment.  Each amendment or action to terminate all or any portion of the Plan shall be made in writing and shall state the date to which it is either retroactively or prospectively effective.

11.2

Termination: Suspension of Contributions.  If the Plan Sponsor decides, in its sole discretion, that it is impossible or inadvisable to continue to make Employer Contributions, it shall have the power by appropriate resolution or decision to suspend such contributions to the Plan. Suspension shall be a temporary cessation of Employer Contributions, which shall not constitute or require a formal termination of the Plan and shall not preclude Employer Contributions.  After the date of the suspension of Employer Contributions, the Plan and Trust shall remain in force.  The Committee shall deliver to the Trustee a copy of the Plan Sponsor’s resolution to suspend contributions.  Notwithstanding anything herein to the contrary, the Plan Sponsor, by resolution of the Board of Directors, upon any termination of the Plan, shall have no obligation or liability whatsoever to make any further Employer Contributions (including all or any part of any contribution payable prior to the termination of the Plan) to the Trustee, and neither the Trustee, the Committee, nor any Participant, Employee, or other person shall have any right to compel any Employer to make any such payments after the termination of the Plan.

11.3

Termination: Unallocated Funds.  In the event the Plan is terminated for any reason, or in the event of complete discontinuance of Employer Contributions, any previously unallocated funds shall first be used to pay Plan expenses incurred in connection with the termination of the Plan, and then shall be allocated to the Participants as provided in Section 5.2.

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11.4

Termination: Accounts Held by Trustee.  In the event the Plan is terminated for any reason, or in the event of complete discontinuance of Employer Contributions, the Trustee shall hold the entire Account of each Participant for distribution as soon as administratively practicable to the Participant, the Participant’s estate, or the Participant’s Beneficiaries, in accordance with the provisions of Article 6.  If a Participant (or a Participant’s Beneficiary) cannot be found after all reasonable measures have been taken, the Trustee or Committee may make the distribution to an account (including an interest-bearing savings account) established in the Participant’s or Beneficiary’s name, as applicable.

11.5

Amendment to Vesting Schedule.  If any amendment is adopted to provide a vesting schedule that is less generous than the vesting schedule in effect prior to such amendment, any Participant having at least three Years of Service as of the last day of the election period shall have the right, at any time during the election period beginning on the date such amendment is adopted and ending 60 days following the latest of (a) the date the amendment is adopted, (b) the date the amendment becomes effective, or (c) the date the Participant receives notice of such amendment, to elect in writing to have his or her nonforfeitable percentage computed without regard to such amendment.  Such election shall be irrevocable.  In the event the amended vesting schedule is more generous than the vesting schedule in effect prior to such amendment, any such Participant described in this section shall be deemed to have elected application of the amended vesting schedule.  Effective for amendments adopted after August 9, 2006, with respect to benefits accrued as of the later of the adoption or effective date of the amendment, the Vested percentage of each Participant shall be the greater of the Vested percentage under the old vesting schedule or the Vested percentage under the new vesting schedule.  This paragraph shall supersede any inconsistent provisions of the Plan.

11.6

Merger: Continuance of Plan.  In the event of a merger, sale, consolidation, reorganization, or other transfer of assets, or other transaction in which a successor in interest (other than the Plan Sponsor itself) takes over and carries on the business of the Plan Sponsor, the successor in interest to the Plan Sponsor may adopt and continue this Plan by written direction to the Trustee, and thereafter shall be deemed to be the Plan Sponsor under this Plan.  If no such written direction is given to the Trustee within 120 days after such successor in interest commences carrying on the business of the Plan Sponsor, then the Plan shall be deemed to have terminated as of the effective date of such event.

11.7

Merger: Termination of Plan.  In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall be entitled, in the event that this Plan is then immediately terminated, to a benefit immediately after the merger, consolidation, or transfer equal to or greater than the benefit the Participant would have been entitled to receive if this Plan had been terminated immediately prior to such merger, consolidation, or transfer.  However, this Plan shall not merge or consolidate with, and assets will not be transferred from this Plan to any other qualified plan which would require that the Accounts payable under this Plan in the form of Stock become subject to the requirements of distributions in the form of a qualified joint and survivor annuity or preretirement survivor annuity as a result of such transfer.

*  *  *  *  End of Article 11  *  *  *  *

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Article 12.
PARTICIPATING EMPLOYERS

12.1

Adoption by Other Employers.  Any member of the Related Group that the Plan Sponsor designates and declares as eligible to participate in the Plan may adopt and become a party to this Plan and Trust as a Participating Employer, effective as of the date of the applicable participation agreement, subject to the terms and conditions as the Plan Sponsor may prescribe, including but not limited to the following:

(a)	the instruments to be executed and delivered by such member of the Related Group to the Trustee and to the Plan Sponsor;
(b)	the extent to which the Plan Sponsor shall act as agent or representative of such member of the Related Group under the Plan; and
(c)	authorization of the Committee to act for such member of the Related Group and its employees who will become Participants under the Plan.
12.2

Participating Employer Required To Use Same Trust Agreements.  The participation of each Participating Employer shall be conditioned on the timely payment by the Participating Employer of its proportional share of premiums, benefits and/or contributions under the Plan, and as required by the Plan Sponsor, on the timely payment by the Participating Employer of its proportional share of expenses resulting from administration of the Plan. Subject to such Participating Employer’s right to withdraw from the Plan, the Participating Employer has no power or obligation to amend or consent to any amendment made by the Plan Sponsor, and agrees that such member and its employees shall be bound by all the provisions, conditions, and limitations of the Plan, as amended from time to time, as fully as if the Participating Employer was an original party to the Plan.

12.3

Forfeitures.  All forfeitures shall be used to reduce the total required contribution from the Plan Sponsor and any Participating Employer on behalf of Participants of the Plan Sponsor and of any Participating Employers.  The total required contributions reduced pursuant to the preceding sentence shall only be those that are made following the event giving rise to such forfeiture.

12.4

Employee Transfers.  In the event of a transfer of an Employee between entities participating in the Plan, the transferred Employee shall retain his or her accumulated Service and eligibility.  No such transfer shall effect a separation from Service hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

12.5

Participating Employer’s Contribution.  All contributions made by a Participating Employer shall be determined in accordance with this Plan separately by each Participating Employer, but the assets of this Plan shall, on an ongoing basis, be available to pay benefits to all Participants and beneficiaries under the Plan without regard to the Employer which contributed such assets, subject to all of the terms and conditions of this Plan.  On the basis of the information furnished by the Committee, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

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12.6

Designation of Agent.  Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committee for the purpose of this Plan, each Participating Employer, by entering into a participation agreement with the Plan Sponsor, irrevocably designates the Plan Sponsor as its agent.

12.7

Committee’s Authority.  The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Plan.

12.8

Discontinuance of Participation.  Any Participating Employer may withdraw from the Plan effective as of the last day of any Plan Year by giving at least 30 days prior written notice to the Plan Sponsor and the Trustee.  Upon any such withdrawal, the Trustee shall value the assets of the Trust as of the Valuation Date that coincides with or next precedes the date of such withdrawal, and the Trustee shall set apart that portion of the Trust, which, as certified by the Committee, is attributable to such withdrawing Participating Employer.  The Plan Sponsor shall have the right, in its sole discretion, to discontinue, revoke or otherwise terminate at any time the participation of a Participating Employer.

*  *  *  *  End of Article 12  *  *  *  *

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Article 13.
GENERAL PROVISIONS

13.1

Employer-Employee Relationship.  Neither the adoption of the Plan, the establishment of the Trust, any modification of either, the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any of its officers or employees, the Trustee or the Committee, except as expressly provided for in the Plan and Trust or as modifying in any way the terms of employment of any Participant.

13.2

Exclusive Benefit of Participants.  Employer Contributions under the Plan shall be irrevocably made for the exclusive benefit of the Participants and their Beneficiaries and no part of said contributions or earnings thereon shall in any event revert to the Employer, except as otherwise provided herein.

If an Employer Contribution is non-deductible or was made due to a mistake in fact, then the non-deductible or mistaken contribution may be returned to the Employer, provided that the return is accomplished within one year after the date the contribution is determined to be non-deductible or the mistaken contribution was made.

With respect to contributions returned pursuant to this section, earnings attributable to the contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be returned.  In addition, if the return of contributions pursuant to this section would reduce the Account of any Participant to an amount that is less than the balance that would have been in the Account if the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer shall be limited to avoid such reduction.

13.3

Inalienability.  No Participant shall have the right to assign, transfer, encumber, or anticipate the Participant’s interest in the Trust, or any payments to be made under this Plan, and no benefits, payments, rights, or interest of a Participant of any kind or nature shall be in any way subject to any legal process to levy upon, garnishee, or attach the same for payment of any claim against a Participant, except as provided in Section 6.8; nor shall any Participant have any right to receive distributions except as they are lawfully made out of the Trust as and when due and payable under the terms of this Plan.  Notwithstanding the anything herein to the contrary, to the extent permitted by Code Section 401(a)(13), the benefits payable under this Plan may be offset by an amount set forth in a court order, judgment, consent order, decree or settlement agreement in connection with a breach of fiduciary duty owed to the Plan.

13.4

Incapacity of Participant or Beneficiary.  If any Participant or Beneficiary entitled to receive a distribution under this Plan (the “Distributee”) is, as determined by the Committee in a uniform and nondiscriminatory manner, unable to apply such distributions to her or her own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Committee may, in its sole discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)

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directly to the Distributee;
(b)	to the duly appointed legal guardian or conservator of the Distributee;
(c)	to the Spouse of the Distributee;
(d)	to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;
(e)

to an adult relative or friend of the Distributee, or to one residing with the Distributee, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Distributee.

Any such payment shall be a distribution for the account of such Distributee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such Distributee.  The Committee’s reliance on the written instrument of agency governing a relationship between the Distributee entitled to distribution and the person to whom the Committee directs distribution shall be fully protected as though the Committee made such distribution directly to the Distributee as a competent person.  In the absence of actual knowledge to the contrary, the Committee may assume that the instrument of agency was validly executed, that the Distributee was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated.  The decision of the Committee shall be final and binding on all interested parties, and the Committee shall be under no duty to see to the proper application of the funds.

13.5	Expenses. The Plan shall pay all reasonable Plan expenses, including but not limited to expenses of administration and Trustee compensation, unless paid by the Employer.
13.6

Severability.  In the event that any provision of this Plan shall be unenforceable, in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Plan, as circumstances require to effectuate the intent of the Employer, and this Plan shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

13.7	Applicable Law. To the extent not preempted by ERISA or other applicable federal law, the provisions of the Plan shall be construed and administered according to the laws of the State of Colorado.
13.8

Word Usage.  Words used in this instrument in the singular shall include the plural and the plural the singular, and words used in the masculine gender shall include the feminine.  Capitalized terms shall be deemed to have the meaning given them pursuant to Article 1, or if such term is defined within a section, such meaning given by that section for purposes of that section only.

*  *  *  *  End of Article 13  *  *  *  *

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IN WITNESS WHEREOF, the Plan Sponsor, the Trustees and each of the Participating Employers have caused this amendment and restatement of the Scott’s Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement to be executed this 30th day of January, 2012, effective as of January 1, 2012.

SCOTT’S LIQUID GOLD-INC.

Plan Sponsor

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

TRUSTEES

By: /s/ Mark E. Goldstein

Mark E. Goldstein

Date: January 30, 2012

By: /s/ Jeffrey R. Hinkle

Jeffrey R. Hinkle

Date: January 30, 2012

By: /s/ Jeffry B. Johnson

Jeffry B. Johnson

Date: January 30, 2012

By:

Dennis P. Passantino

Date:

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Participating Employers

SLG CHEMICALS, INC.

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

SLG PLASTICS, INC.

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

SLG TOUCH-A-LITE, INC.

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

ADVERTISING PROMOTIONS INCORPORATED

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

NEOTERIC COSMETICS, INC.

By: /s/ Mark E. Goldstein

Title: COB/President/CEO

Date: January 30, 2012

5280954_1.DOCX

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